                                                                     EXHIBIT 3

                                   BYLAWS OF

                        AMERICAN BUSINESS PRODUCTS, INC.

                (As amended on January 28, 1970; April 28, 1971;
              November 10, 1972; July 25, 1973; December 3, 1980;
               July 30, 1985; February 12, 1986; April 29, 1987;
          December 7, 1988; July 25, 1990; restated July 25, 1990; and
                      amended and restated April 24, 1996)


                                   ARTICLE I
                                 CAPITAL STOCK

Section 1. Stock Certificates. The capital stock of the company shall be evidenced by certificates bearing the signatures or facsimiles thereof of the Chief Executive Officer and the Secretary and countersigned by the Registrar and Transfer Agent, if any. The stock shall be transferable only on the books of the company by assignment properly signed by the stockholder of record. The company may refuse any requested transfer until furnished evidence satisfactory to it that such requested transfer is proper. The company may deem and treat the registered holder of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

Section 2. Record Date. The Board of Directors may fix a date (the "record date") not exceeding seventy (70) days prior to the date appointed for any meeting of the stockholders, or prior to the date fixed for the payment of any dividend, or for the delivery of any evidences of rights, or other distribution allowed by law, as the record date for the determination of the stockholders entitled to participate in the aforesaid. Only stockholders of record date shall be entitled to notice of or to participate in the aforesaid.

Section 3. Inspection of Records. The record of stockholders, accounting records and written proceedings of the stockholders, the Board of Directors and committees of the Board of Directors shall be open for inspection and copying during regular business hours at the Company's principal office by a stockholder owning not less than two percent (2%) of the outstanding shares of the Company upon at least five (5) days written notice of his demand to inspect and copy. The right of inspection by a stockholder may be granted only if his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a stockholder, he describes with reasonable particularity his purpose and the records he desires to inspect, the records are directly connected with his purpose and are to be used only for the stated purpose.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting of Stockholders. The annual meeting of the stockholders shall be held on the last Wednesday in April in each year at 2:00 P.M. at the company's executive offices in Atlanta, Georgia, unless a different time and place shall be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these bylaws. Notice of such meeting stating the time and place thereof shall be given by the Secretary not less than ten days nor more than fifty days before the time for such meeting by depositing such notice in the post office with postage prepaid and directed to each stockholder at his last known residence or at such other address as any stockholder may have designated in writing.

To be properly brought before the meeting, business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have satisfied all of the conditions set forth in Securities and Exchange Commission Rule 14a-8, including particularly the requirement that the stockholder give timely written notice of his proposal to the company. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the company at the executive offices of the company within the time period specified in Rule 14a-8(a)(3)(i), and such notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by said Rule 14a-8. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures and conditions set forth in this
Article II, Section 1 and said Rule 14a-8; provided, however, that nothing in this Article II, Section 1 or said Rule 14a-8 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II,
Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2. Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chief Executive Officer, or the holders of not less than 50% of the shares then outstanding and entitled to vote. Meetings may be held either within or without the State of Georgia as designated by the Board of Directors. Notice of special meetings of the stockholders, setting out the time, place and purpose of the meeting, shall be mailed to each stockholder at his address shown on the books of the company, not less than ten days nor more than sixty days before such meeting, unless such stockholder waives notice of the meeting. No business may be transacted at any special meeting of stockholders except such business as is set forth in the notice of the special meeting.

Section 3. Quorum. The presence, in person or by proxy, of a majority of the shares entitled to vote at a meeting shall constitute a quorum for the transaction of business. Except as otherwise required by law or the articles of incorporation of the company or these bylaws, the acts of a majority of the stockholders present at a meeting at which a quorum is present shall be the acts of the stockholders.

Section 4. Waiver of Notice. Any stockholder present at a meeting in person, or by proxy, shall be deemed to have waived notice thereof.

Section 5. Proxies. Any stockholder may vote his shares in person or by proxy by executing a writing which authorizes another person or persons to vote or otherwise act on the stockholder's behalf. Execution may be accomplished by means of facsimile telecommunication, either personally or by an attorney-in-fact of an individual stockholder or by an authorized officer, director, employee or agent in the case of any other stockholder. A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic or telecommunication transmission acceptable to the company to the person who will be the holder of the proxy.

                                  ARTICLE III
                               BOARD OF DIRECTORS

Section 1. General Powers. The business of the company shall be managed by a Board of Directors consisting of not less than three nor more than fifteen persons. Hereafter, within the limits above specified, the number of Directors shall be determined only by the Board of Directors.

Section 2. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the company at the annual meeting may be made at a meeting of stockholders, by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article III, Section 2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the executive offices of the company within the time period specified in Securities and Exchange Commission Rule 14a-8(a)(3)(i). Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Securities and Exchange Commission Regulation 14A; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of capital stock of the company which are beneficially owned by the stockholder. The company may require any proposed nominee to furnish such other information as may reasonably be required by the company to determine the eligibility of such proposed nominee to serve as Director of the company. No person shall be eligible for election as a Director of the company unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 3.  Qualification of Directors.   Directors shall be natural persons
who have attained the age of 18 years but need not be residents of the State of Georgia or stockholders of the company.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places within or without the State of Georgia and at such times as the Board of Directors by vote may from time to time determine and if so determined, no notice thereof need be given.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by a Director or officer of the company. Said meetings shall be held at the place designated in the notice of such meeting. Notice of such special meeting shall be given to each Director at least two (2) days before such meeting. Such notice may be given personally or by telephone, mail, telegram, telex, facsimile transmission or any other means. Notice given by mail shall be addressed to a Director at his last known principal place of business or residence, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors given by telegram, telex or facsimile transmission shall be deemed to be delivered when the telegram is delivered to the telegraph company, or when the telex or facsimile transmission is transmitted to the Director. Written notice delivered by any other means shall be deemed delivered when received at or delivered to the Director's last known principal place of business or residence.

Section 6. Quorum and Voting. At all meetings of the Board of Directors or a committee thereof, one-half of the number of Directors shall be necessary to constitute a quorum to transact business. The affirmative vote of a majority of the Directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board or of the committee, except as might be otherwise specifically provided by statute or by the articles of incorporation or bylaws.

Section 7. Waiver of Notice. Whenever any notice is required to be given under provisions of the articles of incorporation or these bylaws or by law, a waiver thereof, signed by the Director entitled to notice and delivered to the company for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the Director attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Directors need be specified in any written waiver of notice.

Section 8. Committees. The Board of Directors may, by resolution, designate from among its members one or more committees, each committee to consist of one or more directors, except that committees appointed to take action with respect to indemnification of directors, directors' conflicting interest transactions or derivative proceedings shall consist of two or more directors qualified to serve pursuant to the Georgia Business Corporation Code (the "Code"). Any such committee, to the extent specified by the board of directors, articles of incorporation or bylaws, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the company, except that it may not (1) approve or propose to stockholders action that the Code requires to be approved by stockholders, (2) fill vacancies on the board of directors or any of its committees, (3) amend the articles of incorporation, (4) adopt, amend, or repeal bylaws or (5) approve a plan of merger not requiring stockholder approval.

Section 9. Action Without Meeting. Unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the minutes of the proceedings of the Board or committee or filed with the corporate records.

Section 10. Remote Participation in a Meeting. Unless otherwise restricted by the articles of incorporation or the bylaws, any meeting of the Board of Directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 11. Compensation of Directors. The Board of Directors may fix the compensation of the directors for their services as directors. No provision of these bylaws shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                    OFFICERS

Section 1. Appointment of Officers. The officers of the company may include a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, a Secretary, a Chief Financial Officer (whose title shall be designated by the Board) and such other officers and assistant officers as may be elected or appointed by the Board of Directors or the Chief Executive
Officer.   The same individual simultaneously may hold more than one office.

Section 2. Powers and Duties. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of the Chief Executive Officer authorized to prescribe the duties of other officers.

     (a) Chairman of the Board. The Chairman of the Board shall be chosen from among the directors of the company and shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have the usual powers and duties incident to the position of Chairman of the Board of Directors of a company and such other powers and duties as from time to time may be assigned by the Board of Directors.

     (b) Chief Executive Officer. The Chief Executive Officer of the company shall be responsible for the administration of the company, including general supervision of the policies of the company and general and active management of the financial affairs of the company. The Chief Executive Officer shall have the power to make and execute contracts on behalf of the company and to delegate such power to others. The Chief Executive Officer also shall have such powers and perform such duties as are specifically imposed on him by law and as may be assigned to him by the Board of Directors.

     (c) President. The President shall perform such duties as a President customarily performs and shall perform such other duties and shall exercise such other powers as the Chief Executive Officer or the Board of Directors may from time to time designate. The President, in the absence or disability or at the direction of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer.

     (d) Chief Operating Officer. The Chief Operating Officer shall perform such duties as a Chief Operating Officer customarily performs and shall perform such other duties and shall exercise such other powers as the Chief Executive Officer or the Board of Directors may from time to time designate. The Chief Operating Officer, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President.

     (e) Vice Presidents. The Vice Presidents, if any, shall perform such duties as vice presidents customarily perform and shall perform such other duties and shall exercise such other powers as the Chief Executive Officer or the Board of Directors may from time to time designate. The Vice President, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President. If the company has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President, or, in the absence of any such designation, then the Vice President first elected shall act in lieu of the President. In the absence of a Secretary or an Assistant Secretary, the Vice President shall perform the Secretary's duties.

     (f) Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors, as requested, and shall record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall have custody of the corporate seal of the Company, shall have the authority to affix the same to any instrument the execution of which on behalf of the company under its seal is duly authorized and shall attest to the same by his signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the company and to attest to the same by his signature. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the stockholders, the Board of Directors and of the standing committees when required. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and canceled certificates of stock as required by the transactions of the company and its stockholders. The Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a Secretary of a company or as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     (g) Treasurer. The Treasurer shall be charged with the management of financial affairs of the company. The Treasurer shall perform such duties as treasurers usually perform and shall perform such other duties and shall exercise such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may from time to time designate and shall render to the Chairman of the Board, the Chief Executive Officer, the President and to the Board of Directors, whenever requested, an account of the financial condition of the company.

     (h) Assistant Vice President, Assistant Secretary and Assistant Treasurer. The Assistant Vice President, Assistant Secretary and Assistant Treasurer, if any, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them. Specifically the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the company.

Section 3. Other Duties. Each officer, employee and agent shall have such other duties and authorities as may be conferred upon him by the Board of Directors.

Section 4. Resignation and Removal of Officers. Any officer may resign at any time by delivering notice to the company and such resignation is effective when the notice is delivered unless the notice specifies a later effective date.
The Board of Directors may remove any officer at any time with or without cause. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer, and any officer removed in breach of his contract of employment shall have cause of action therefor.

Section 5. Execution of Documents. All deeds, contracts and other instruments shall be executed by such person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE V
                                  DEPOSITORIES

Section 1. Bank Accounts. All funds of the company shall be deposited in the name of the company in such bank, banks, trust companies, or other depositories as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the company by such person or persons as the Board of Directors may from time to time designate.


                                   ARTICLE VI
                         INDEMNIFICATION AND INSURANCE

Section 1. Indemnification of Directors and Officers. Every person now or hereafter serving as a director or officer of the company and any and all former directors and officers shall be indemnified and held harmless by the company from and against any and all loss, cost, liability, and expense that may be imposed upon or incurred by him in connection with or resulting from any threatened, pending, or completed claim, action, suit, or proceeding (other than an action by or in the right of the company), whether civil, criminal, administrative, or investigative, in which he may become involved, as a party or otherwise, by reason of his being or having been a director or officer of the company, or arising from his status as such, or that he is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, regardless of whether such person is acting in such capacity at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include, but shall not be limited to, any and all costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines, and amounts paid in settlement incurred in connection with any such claim, action, suit, or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. If any such claim, action, suit, or proceeding is settled (whether by agreement, plea of nolo contendere, entry of judgment or consent, or otherwise) the determination in good faith by the Board of Directors of the company that such person acted in a manner he reasonably believed to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful, shall be necessary and sufficient to justify indemnification.

Section 2.  Determination and Authority of Indemnification.   The company shall
indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact he is or was a director or officer of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees and disbursements) and any other amounts now or hereafter permitted by applicable law actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the company, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. Advancement of Expenses. Expenses incurred in any claim, action, suit, or proceeding may be paid by the company in advance of the final disposition of such claim, action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt from the director or officer of a written affirmation of his good faith belief that he has met the standard of conduct set forth under Section 14-2-851 of the Code and furnishes to the company an undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company.

Section 4. Indemnification of Certain Activities Requested by Company. Every director or officer of the company who at the written request of the company acts as a director, officer, employee or agent of any other company in which the company owns a majority of stock shall be entitled to indemnification (including the advancement of expenses) to the same extent as if he was acting for the company in a similar capacity, except that the amounts of such loss, cost, liability or expense paid to any such director or officer shall be reduced by and to the extent of any amounts which may be collected by him from such other company.

Section 5. Non-Exclusive Right of Indemnification. The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the company may provide additional indemnity and rights to its directors, officers, employees or agents.

Section 6. Insurance. The company may purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director, officer, employee or agent of the company or who, while a director, officer, employee or agent of the company, is or was serving at the request of the company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in any such capacity or arising from his status as a director, officer, employee or agent, whether or not the company would have power to indemnify him against the same liability under this Article.

Section 7. Miscellaneous. The provisions of this Article VI shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification or advancement of expenses under the provisions of this Article VI, such right shall inure to the benefit of his heirs, executors, administrators and personal representatives. If any part of this Article VI should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

                                  ARTICLE VII
                       APPROVAL OF BUSINESS COMBINATIONS

Section 1. Business Combinations. All of the requirements of Sections 14-2-1131 to 1133 of the Code, inclusive, and as from time to time amended, shall be applicable to the company.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

Section 1. Seal. The company may have a seal, which shall be in such form as the Board of Directors may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the company, followed by the word "Seal" enclosed in parenthesis, shall be deemed the seal of the company.

Section 2. Voting Shares in Subsidiaries. In the absence of other arrangements by the Board of Directors, shares of stock issued by another corporation and owned or controlled by the company, whether in a fiduciary capacity or otherwise, may be voted by the Chairman of the Board, Chief Executive Officer, President or any Vice President, in the same order as they preside, or, in the absence of action by the foregoing officers, by any other officer of the company, and such person may execute the aforementioned powers by executing proxies and written waivers and consents on behalf of the company.

Section 3. Amendment of Bylaws. These bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of directors unless the articles of incorporation or the Code reserve this power exclusively to the stockholders in whole or in part or the stockholders, in amending or repealing the particular bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw.